                                                                     EXHIBIT 4.2


                           PHOTOELECTRON CORPORATION

                         SUBORDINATED CONVERTIBLE NOTE
                              PURCHASE AGREEMENT


                           Dated as of May 22, 1990

     This Agreement is dated as of the 22nd day of May, 1990, by and among Thermo Electron Corporation ("Thermo"), Photoelectron Investments Corporation of Liberia, a Liberian corporation ("PIC"), and Photoelectron Corporation, a Massachusetts corporation (the "Company").

                                   ARTICLE I

                      PURCHASE AND SALE OF THE SECURITIES

     1.01  The Securities.  The Company has authorized the issuance and sale of
           ---------------
the Company's $300,000 principal amount 8% Subordinated Convertible Notes due 1997, (the "Notes"). The Notes shall be in the principal amount set forth in the preceding sentence and shall otherwise be substantially in the form set forth in
Exhibit 1.01 hereto. The terms "Note" or "Notes" shall also include any note or
------- ----
notes delivered in exchange or replacement for the Notes. Any shares of Common Stock issuable upon conversion of the Notes, and such shares when issued, are herein referred to as the "Conversion Shares."

     1.02  The Closing.
           ------------

     The Company agrees to issue and sell to Thermo and PIC, and, subject to and in reliance upon the terms and conditions of this Agreement, Thermo and PIC each agrees to purchase the principal amount of the Notes, at par, set forth opposite their names on Exhibit 1.02 hereto.
               ------- ----

     Such transactions shall take place at a closing (the "Closing") to be held at the offices of Thermo, on May 22, 1990, or on such other date and at such time as may be mutually agreed upon. At the Closing, the Company will issue and deliver the Notes, payable to the order of Thermo and PIC, respectively, against delivery of checks payable to the order of the Company or wire transfer of funds to an account specified by the Company.

     1.03  Redemption of Notes.  On or before May 31, 1997, the Company will
           --------------------
redeem, without premium, the initial principal amount of the Notes, or such lesser amount as may be then outstanding, together with all accrued and unpaid interest then due thereon. On the stated or accelerated maturity of the Notes, the Company will pay the principal amount of the Notes outstanding, together with all accrued and unpaid interest then due thereon.
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                                      -2-

     1.04  Transfer and Exchange of Notes. The registered holder of any Note or
           ------------------------------
Notes may, prior to maturity or prepayment thereof, surrender such Note at the principal office of the Company for transfer or exchange to any assignee. Within a reasonable time after notice to the Company from a registered holder of its intention to make sure exchange and without expense (other than transfer taxes, if any) to such registered holder, the Company shall issue in exchange therefor another Note for the same aggregate principal amount as the unpaid principal amount of the Note so surrendered (or in such multiples thereof as may be requested by the registered holder) and having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note so surrendered. Each new Note shall be made payable to such Person or Persons, or registered assigns, as the registered holder of such surrendered Note may designate, and such transfer or exchange shall be made in such a manner that no gain or loss of principal or interest shall result therefrom.

     1.05  Replacement of Notes. Upon receipt of evidence satisfactory to the
           --------------------
Company of the loss, theft, destruction or mutilation of any Note and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Note, the Company will issue a new Note, of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Note; provided, however, if any Note of which Thermo or
                             --------  -------
PIC, their nominees or any of their subsidiaries or parents is the registered holder is lost, stolen or destroyed, the affidavit of the president, treasurer or assistant treasurer of the registered holder, including a representation to the effect that such Note has not been negotiated and setting forth the circumstances with respect to such loss, theft or destruction, shall be accepted as satisfactory evidence thereof, and no indemnity bond or other security shall be required as a condition to the execution and delivery by the Company of a new Note in replacement of such lost, stolen or destroyed Note other than the registered holder's written agreement to indemnify the Company.

     1.06  Subordination. The Company, for itself, its successors and assigns,
           -------------
covenants and agrees, and Thermo, PIC and each successor holder of the Notes by his or its acceptance thereof likewise covenants and agrees, that notwithstanding any other provision of this Agreement or the Note, the payment of the principal of and interest on each and all of the Notes shall be subordinated in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Debt (as hereinafter defined) at any time outstanding.

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                                     -3-

         (a)  Payment of Senior Debt.  In the event of any insolvency or
              ----------------------
bankruptcy proceedings, or any proceedings in connection therewith, relative to the Company or to its property, or, in the event of any proceedings for the Company of distribution or marshalling of its assets or any composition with creditors of the Company, whether or not involving insolvency or bankruptcy, then and in any such event all Senior Debt shall be paid in full before any payment or distribution of any character, whether in cash, securities or other property, shall be made on account of the Notes; and any such payment or distribution, except securities that are subordinated and junior in right of payment to the payment of all Senior Debt then outstanding in terms of substantially the same tenor as this Section 1.06, which would, but for the provisions hereof, be payable or deliverable with respect to the Notes shall be paid or delivered directly to the holders of Senior Debt (or their duly authorized representatives), in the proportions in which they hold the same, until all Senior Debt shall have been paid in full, and every holder of the Notes by becoming a holder thereof shall have designated and appointed the holder or holders of Senior Debt (and their duly authorized representatives) as his or its agents and attorneys-in-fact to demand, sue for, collect and receive such Senior Debt holder's ratable share of all such payments and distributions and to file any necessary proof of claim therefor and to take all other action (including the right to vote such Senior Debt holder's ratable share of the Notes), in the name of the holders (or their authorized representatives), that such Senior Debt holder may determine to be necessary or appropriate for the enforcement of this Section 1.06. Thermo and each successor holder of the Note by its or his acceptance thereof agrees to execute, at the request of the Company, a separate agreement with any holder of Senior Debt on the terms set forth in this Section 1.06.

         (b)  No Payment on Note Under Certain Conditions.
              -------------------------------------------

     In the event that:

               (i) any default occurs in the payment of principal of or interest on any Senior Debt and during the continuance of such default, or (if a shorter period) until such payment has been made or such default has been cured or waived in writing by such holder of Senior Debt; or

               (ii) the maturity of any Senior Debt is accelerated by any holder thereof because of a default with respect thereto and until such acceleration has been rescinded or said Senior Debt has been paid;

then and during the continuance of any of such events no payment shall be made by the Company, directly or indirectly, on account of the principal of or interest on the Notes.

          (c) Payments Held in Trust. In case any payment or distribution shall
              -----------------------
be paid or delivered to any holder of the Notes in violation or contravention of the terms of this subordination, before all Senior Debt shall have been paid in full, such payment or distribution shall be held in trust for and paid and delivered to the holders of Senior Debt (or their duly authorized representatives) until all Senior Debt shall have been paid in full.

          (d) Subrogation. Subject to the payment in full of all Senior Debt and
              ------------
until the Notes shall be paid in full, the holders of the Notes shall be subrogated to the rights of the holders of the Senior Debt (to the extent of payments or distributions previously made to such holders of Senior Debt pursuant to the provisions of subsections (a) and (c) of this Section 1.06) to receive payments or distributions of assets of the Company applicable to the Senior Debt. No such payments or distributions applicable to the Senior Debt shall, as between the Company and its creditors, other than the holders of Senior Debt and the holders of the Notes, be deemed to be a payment by the Company to or on account of the Notes; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Debt to which the holders of the Notes would be entitled except for the provisions of this Section 1.06 shall, as between the Company and its creditors, other than the holders of Senior Debt and the holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Debt.

          (e) Scope of Section. The provisions of this Section 1.6 are intended
              -----------------
solely for the purpose of defining the relative rights of the holders of the Notes, on the one hand, and the holders of the Senior Debt, on the other hand. Nothing contained in this Section 1.06 or elsewhere in this Agreement or the Notes is intended to or shall impair, as between the Company and its creditors, other than the holders of Senior Debt, and the holders of the Notes, the obligation of the Company, which is unconditional and absolute, to pay to the holders of the Notes the principal of and interest on the Notes as and when the same shall become due and payable in accordance with the terms thereof, or to affect the relative rights of the holders of the Senior Debt, nor shall anything herein or therein prevent the holder of any Note from accepting any payment with respect to such Note or exercising all remedies otherwise permitted by applicable law upon default under such Note, subject to the rights, if any, under this Section 1.06 of the holders of Senior Debt in respect of cash, property or notes of the Company received by the holders of the Notes.

                (f)  Survival of Rights.  The right of any present or future
                     -------------------
holder of Senior Debt to enforce subordination of the Notes pursuant to the provisions of this Section 1.06 shall not at any time be prejudiced or impaired by any act or failure to act on the part of the Company or any such holder of Senior Debt, including without limitation, any forbearance, waiver, consent, compromise, amendment, extension, renewal or taking or release of security of or in respect of any Senior Debt or by noncompliance by the Company with the terms of such subordination regardless of any knowledge thereof such holder may have or otherwise been charged with.

                (g)  Amendment or Waiver.  The provisions of this Section
                     --------------------
1.06 may not be amended or waived in any manner that is detrimental to any Senior Debt without the consent of the holders of all then existing Senior Debt.

                (h)  Senior Debt Defined.  The term "Senior Debt" shall mean
                     --------------------
(i) all Indebtedness of the Company (which is not convertible into equity securities of the Company and is not issued in conjunction with equity securities of the Company or options or warrants to purchase equity securities of the Company) for money borrowed, including any extension or renewals thereof, whether outstanding on the date hereof or thereafter created or incurred, which is not by its terms subordinate and junior to or on a parity with the Notes, and
(ii) all other indebtedness to which the obligations of the Notes shall be expressly subordinated by the holders of the Notes in writing, citing this
Section 1.06.

                (i)  Proof of Subordination.  Thermo agrees that it will
                     -----------------------
execute and deliver any other documents evidencing the subordination of the Notes to Senior Debt that may be reasonably requested by the Company or the holders of Senior Debt so long as none of the provisions contained in such documents diminish the rights of Thermo in any manner.

        1.07  Representations by Thermo and PIC.  Each of Thermo and PIC
              ----------------------------------
represents that it is its present intention to acquire the Notes for its own account and that the Notes are being and will be acquired for the purpose of investment and not with a view to distribution or resale thereof. The acquisition by each of Thermo and PIC of the Notes shall constitute a confirmation by it of this representation.

                                  ARTICLE II

                           COVENANTS OF THE COMPANY

        2.01  Affirmative Covenants of the Company Other Than Reporting
              ---------------------------------------------------------
Requirements.  Without limiting any other covenants and provisions hereof,
--------------
the Company covenants and agrees that, so long as any of the Notes are outstanding, it will perform and observe the following covenants and provisions:

              (a) Punctual Payment. Pay the principal of and interest on each of
                  -----------------
the Notes at the times and place and in the manner provided in the Notes and herein.

              (b) Preservation of Corporate Existence. Preserve and maintain
                  ------------------------------------
its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties; and preserve and maintain all material licenses and other rights to use patents, processes, licenses, trademarks, trade names, inventions, intellectual property rights or copyrights owned or possessed by it and necessary to the conduct of its business.

              (c) Compliance with Laws. Comply, in all material respects with
                  ---------------------
all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

              (d) Keeping of Records and Books of Account. Keep adequate records
                  ----------------------------------------
and books of account in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection within its business shall be made.

              (e) Budgets and Board Approval. Prior to the commencement
                  ---------------------------
of each fiscal year, prepare and submit to, and obtain the approval of a majority of, the Board of Directors of a budget for the upcoming fiscal year, including projections of research and development expenditures, capital and operating expenses, cash flow and profits and losses, all itemized in reasonable detail.

              (f) Financings. Promptly, fully and in detail, inform the Board
                  ----------
of Directors in advance of any commitments or contracts relating to financing of any nature for the Company or pledge of corporate assets.

         (g) Board of Directors; Indemnification.  The Board of Directors shall
             ------------------------------------
not consist of more than four (4) directors. The By-laws of the Company shall at all times provide for the indemnification of the Board of Directors to the full extent provided by the law of jurisdiction in which the Company is organized. The Company shall maintain directors and officers insurance with coverage and premium levels consistent with policies carried by companies of similar size engaged in similar businesses.

    2.02  Negative Covenants of the Company.  Without limiting any other
          ----------------------------------
covenants and provisions hereof, the Company covenants and agrees that, so long as the Conversion Shares issuable upon conversion of the Notes and the shares issued by the Company on January 4, 1989 or issuable upon conversion of the 8% Subordinated Convertible Note issued by the Company on January 4, 1989, in the aggregate, are greater than 50% of the total outstanding voting securities of the Company, without the consent of both Thermo and PIC, the Company will not:

         (a)  Mergers, Sale of Assets, etc.  Merge or consolidate with, or sell,
              -----------------------------
assign, lease or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of transactions) a material portion of its assets (whether now owned or hereafter acquired) to, any Person, except for sales or other dispositions of assets in the ordinary course of business.

         (b)  Dealings with Affiliates and Others.  From and after the date of
              ------------------------------------
this Agreement, enter into any transaction, including, without limitation, any loans or extensions of credit or royalty agreements, with any officer or director of the Company or holder of any class of capital stock of the Company, or any member of their respective immediate families or any corporation or other entity directly or indirectly controlled by one or more of such officers, directors or stockholders or members of their immediate families.

         (c)  Change in Nature of Business.  Make any material change in the
              -----------------------------
nature of its business as carried on as of the date hereof.

         (d)  Dividends.  Declare or pay any dividends on any class of the
              ----------
Company's capital stock now or hereafter outstanding or purchase, redeem or otherwise acquire or retire any of the Company's capital stock of any class now or hereafter outstanding or otherwise return capital or make distributions of assets to stockholders as such, except the repurchase of capital stock pursuant to a certain Stockholders' Agreement of January 4, 1989 among the parties hereto.

     2.03  Reporting Requirements.  The Company will furnish the following to
           -----------------------
each holder who owns of record or beneficially or has the right to acquire from the Company any Conversion Shares, to each holder of the Notes and to each holder of 15% or more of the Company's Common Stock:

           (a) As soon as available and in any event within thirty (30) days after the end of each fiscal quarter of the Company, a balance sheet of the Company as of the end of such quarter and a statement of income and retained earnings and of changes in financial position of the Company for the period ending with such quarter, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Company as having been prepared in accordance with the accounting principles applied in the prior annual audited financial statements of the Company, and such financial statements shall set forth in comparative form the corresponding figures for the corresponding period of the prior fiscal year.

           (b) As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company, a balance sheet of the Company as of the end of such fiscal year and statements of income and retained earnings and of changes in financial position of the Company for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and, if audited, all such statements in audited form and duly certified by a nationally recognized independent public accountant;

           (c) Any written report submitted to the Company by independent public accountants in connection with any annual or interim audit of the books of the Company made by such accountants;

           (d) Promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, materially affecting the Company when considered as a whole that are not fully covered by insurance; and

           (e) At least thirty (30) days prior to the commencement of each fiscal year of the Company, a copy of the operating plan and budget.

                                  ARTICLE III

                            CONVERSION OF THE NOTE

        3.01  Conversion Right. Subject to and in compliance with the provisions
              -----------------
of this Article III all or any part of the principal amount outstanding of any Note and, at the option of the holder, all accrued and unpaid interest may be converted at any time or from time to time into fully paid and non-assessable shares of Common Stock.

        3.02  Applicable Conversion Value. The price at which the outstanding
              ----------------------------
principal of any Note may be converted into Common Stock (the "Applicable Conversion Value") shall, subject to adjustment as hereinafter provided, be two dollars ($2).

        3.03  Adjustments for Sale of Common Stock at Less Than Applicable
              ------------------------------------------------------------
Conversion Value. Except for the issuance of up to 120,000 shares of the
-----------------
Company's Common Stock to employees, directors or consultants of the Company pursuant to an option plan or plans approved by the Company's Board of Directors (the "Reserved Employee Shares"), if the Company shall, while there are any Notes outstanding, issue or sell shares of its Common Stock without consideration or at a price per share less than the Applicable Conversion Value in effect immediately prior to such issuance or sale, then in each such case such Applicable Conversion Value upon each such issuance or sale, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying the Applicable Conversion Value by a fraction:

              (1) the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus (b) the number of shares of Common Stock that the net aggregate consideration if any, received by the Company for the total number of such additional shares of Common Stock so issued would purchase at the Applicable Conversion Value in effect immediately prior to such issuance; and

              (2) the denominator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock plus (b) the number of such additional shares of Common Stock so issued.

For purposes of computation of the Applicable Conversion Value, if part or all of the consideration to be received by the Company in connection with the issuance of shares of Common Stock or any of the other securities described in this Article III consists of property other than cash, such consideration shall be deemed to have a fair market value that is reasonably determined in good faith by the Board of Directors.

     3.04  Warrants, Options, etc. for Common Stock.  For the purposes of this
           -----------------------------------------
Article III, the issuance after the date of this Agreement of any warrants, options (other than the Reserved Employee Shares), subscriptions or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options or any rights with respect to such convertible or exchangeable securities) shall be deemed an issuance at such time of such Common Stock if the Net Consideration Per Share (as hereinafter determined) that may be received by the Company for such Common Stock shall be less than the Applicable Conversion Value at the time of such issuance. Any obligation, agreement or undertaking to issue warrants, options, subscriptions or purchase rights at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Applicable Conversion Value shall be made upon the issuance of any shares of Common Stock that are issued pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made upon the issuance of any such warrants, options or subscriptions or purchase rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) as provided above. Any adjustment of the Applicable Conversion Value that relates to warrants, options, subscriptions or purchase rights with respect to shares of Common Stock shall be disregarded if, as and when all of such warrants, options, subscriptions or purchase rights expire or are cancelled without being exercised, so that the Applicable Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Applicable Conversion Value in effect immediately prior to the issuance of the expired or cancelled warrants, options, subscriptions or purchase rights, with such additional adjustments as would have been made to that Applicable Conversion Value had the expired or cancelled warrants, options subscriptions or purchase rights not been issued. For purposes of this Article III, the "Net Consideration Per Share" that may be received by the Company shall be determined as follows:

          (A) The "Net Consideration Per Share" shall mean the amount equal to the total amount of consideration, if any, received by the Company for the issuance of such warrants, options, subscriptions or other purchaser rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Company upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities were exercised, exchanged or converted.

                (B) The "Net Consideration Per Share" that may be received by the Company shall be determined in each instance as of the date of issuance of warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities without giving effect to any possible future price adjustments or value adjustment that may be applicable with respect to such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities.

                (C) If a part or all of the consideration received by the company in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 3.04 consists of property other than cash, and the Board of Directors of the Company is unable to arrive at any valuation of such property, the Company at its expense will promptly cause independent accountants of recognized standing selected by the Company to value such property, whereupon such value shall be given to such consideration and shall be recorded on the books of the Company with respect to receipt of such property.


        3.05    Dilution in Case of Other Securities.  In case any Other
                -------------------------------------
Securities shall be issued or sold, or shall become subject to issue upon the conversion or exchange of any stock (or Other Securities) of the Company (or any other issuer of Other Securities or any other Person referred to in Section 3.08) or to subscription, purchase or other acquisition pursuant to any rights or options granted by the Company (or such other issuer or Person), for a consideration per share so as to dilute the conversion rights evidenced by the Notes, the computations, adjustments and readjustments provided for in Section
3.03 with respect to the Applicable Conversion Value shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable on the conversion of the Notes, so as to protect the holders of the Notes against the effect of such dilution.

        3.06    Extraordinary Events.  If the Company shall after the date of
                --------------------
this Agreement (i) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock or (iii) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Applicable Conversion Value shall, simultaneously with the happening of such event, be adjusted by multiplying the then Applicable Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Applicable Conversion value then in effect. The Applicable Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 3.06.

        3.07  Adjustment for Dividends in Other Stock, Property, etc.;
              --------------------------------------------------------
Reclassification, etc.  In case at any time or from time to time after the date
----------------------
of this Agreement the holders of Common Stock (or Other Securities) shall have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) shall have become entitled to receive, without payment therefor,

                (a) other or additional stock or other securities or property (other than cash) by way of dividend, or

                (b)     any cash, or

                (c) other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, other than additional shares of Common Stock (or Other Securities) issued as a stock dividend or in a stock split (adjustments in respect of which are provided for in Section 3.06) and normal cash dividends, then and in each such case each holder of a Note, on the conversion thereof as provided in this Article III, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 3.07) that such holder would hold on the date of such conversion if on the date thereof it had been the holder of record of the number of shares of Common Stock that it would have received had its Note been converted into Common Stock immediately before the date of such event to and including the Conversion Date (as that term is defined in Section 3.11), and had thereafter, during the period from the date hereof to and including the date of such conversion, retained such shares and all such other or additional stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 3.07) receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period under this Article III.

        3.08    Adjustment for Reorganization, Consolidation, Merger, etc.
                ----------------------------------------------------------
If at any time or from time to time the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other Person or (c) transfer all or substantially all of its properties or assets to any other Person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, each holder of a Note, on the conversion thereof as provided in this Article III at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had so converted its Note immediately prior thereto, all subject to further adjustment thereafter as provided under this Article III.

                        (i)   Dissolution.  In the event of any dissolution of
                              ------------
the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, if applicable) receivable by the holders of the Notes after the effective date of such dissolution pursuant to this Section 3.08 to a bank or trust company having its principal office in Boston, Massachusetts, as trustee for the holder or holders of the Notes, which shall establish procedures for the exchange of such property for the Notes.

                        (ii)  Continuation of Terms.  Upon any reorganization,
                              ----------------------
consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3.08, each Note shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the conversion of any Note after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of the Note as provided in Section 3.09.

        3.09  No Dilution or Impairment.  The Company will not, by amendment of
              --------------------------
its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Notes, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of shares of Common Stock issuable upon conversion of the Notes against dilution or other impairment.

     3.10  Certificate as to Adjustments.  In each case of any adjustment or
           -----------------------------
readjustment in the shares of Common Stock (or Other Securities) issuable on the conversion of the Notes, the Company at its expense will promptly provide each holder of the Notes, at the election of such holder, a certificate of the president and of the chief financial officer of the Company setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding and (c) the Applicable Conversion Value in effect immediately prior to such issue or sale and as adjusted and readjusted on account hereof.

     3.11  Exercise of Conversion Privilege.  To exercise its conversion
           --------------------------------
privilege, a holder of a Note shall surrender the Note being converted to the Company at the Company's principal office, and shall give written notice to the Company at that office that such holder elects to convert such Note, or a portion thereof. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The Note surrendered for conversion shall be accompanied by proper assignment thereof to the Company or in blank. The date when such written notice is received by the Company, together with the Note being converted, shall be the "Conversion Date." As promptly as practicable, but in any event within 15 days after the Conversion Date, the Company shall issue and shall deliver to the holder of the Note being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such
Note in accordance with the provisions of this Article III, cash in the amount of all accrued and unpaid interest on such Note up to and including the Conversion Date, any property or securities issuable upon conversion as provided in Section 3.07 and cash, as provided in Section 3.12, in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of a Note shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

     3.12  Cash in Lieu of Fractional Shares.  No fractional shares of Common
           ---------------------------------
Stock shall be issued upon the conversion of a Note. Instead of any fractional shares of Common Stock that would otherwise be issuable upon conversion of a Note, the Company shall pay to the holder of the Note that was converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date.

     3.13  Partial Conversion.  In the event some but not all of the principal
           ------------------
amount represented by a Note surrendered by a holder is converted, the Company shall execute and deliver to or on the order of the holder, at the expense of the Company, a new Note representing the principal amount that was not converted.

     3.14  Reservation of Common Stock.  The Company shall at all times reserve
           ---------------------------
and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Notes, sufficient shares of Common Stock to effect the conversion of all outstanding Notes, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding Notes, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to a number of shares that shall be sufficient for that purpose.

     3.15  Notice of Record Date.  In the event of
           ---------------------

           (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof that are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

           (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company or any transfer of all or substantially all of the assets of the Company to any other corporation, or any other entity or person, or

           (c) any voluntary or involuntary dissolution, liquidation or winding up of the Company, then and in each such event the Company shall mail or cause to be mailed to each holder of a Note a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least 30 days prior to the date specified in such notice on which such action is to be taken.

                                  ARTICLE IV

                            RIGHT OF FIRST REFUSAL

     4.01  Right of First Refusal.  Except for the Reserved Employee shares, the
           -----------------------
Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, (i) any shares of Common Stock, (ii) any other equity security of the Company, including, without limitation, shares of preferred stock, (iii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity security of the Company or (iv) any Debt Security, unless in each such case the Company shall have first received an unconditional bona fide offer from a third party to purchase such securities (the "Offered Securities") and shall have offered to sell such Offered Securities to Thermo and PIC as follows: The Company shall offer to sell to each of Thermo and PIC a portion of the Offered Securities so that the aggregate number of shares of Common Stock and Conversion Shares then held by or issuable to each of Thermo and PIC equals forty percent (40%) of the total number shares of Common Stock to be outstanding after the proposed issuance by the Company (assuming the conversion of the Notes and exercise of all options held by employees of the Company and the issuance and exercise of all options reserved for issuance to employees of the Company by the Board of Directors pursuant to any option plan approved by the Directors and shareholders of the Company), at a price and on the other terms specified by the Company in writing delivered to Thermo and PIC (the "Offer"), and the Offer by its terms shall remain open and irrevocable for a period of twenty (20) days, unless waived by Thermo and PIC.

     4.02  Notice of Acceptance.  Notice of Thermo's or PIC's intention to
           --------------------
accept, in whole or in part, an Offer made pursuant to Section 4.01 shall be evidenced by a writing signed by Thermo or PIC, as the case may be, and delivered to the Company prior to the end of the twenty (20) day period of the Offer, setting forth the portion of the Offered Securities that such office elects to purchase. If either Thermo or PIC elects not to purchase all such portion of Offered Securities, then any such securities not elected to be purchased shall be then offered to whichever of Thermo or PIC elected to purchase all of its portion of the offer, in the same manner as set forth in
Section 4.01. Such secondary offer shall be open for 10 days.

     4.03  Conditions to Acceptance and Purchase.
           -------------------------------------

           (a)  Permitted Sales of Refused Securities.  If Notices of Acceptance
                -------------------------------------
are not given by Thermo and PIC in respect of all the Offered Securities pursuant to Sections 4.01 and 4.02, the Company shall have sixty (60) days from the expiration of the 10-day period set forth in Section 4.02 to sell all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by Thermo or PIC and all of the Offered Securities not subject to the option of Thermo or PIC pursuant to this Article IV (the "Refused Securities") to the Person or Persons specified in the Offer, but only for cash and otherwise in all respects upon terms and conditions, including, without limitation, unit price and interest rates, which are not more favorable, in the aggregate, to such other Person or Persons or less favorable to the Company than those set forth in the Offer.

           (b)  Reduction in Amount of Offered Securities.  In the event the
                -----------------------------------------
Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4.03(a) above), then Thermo and PIC shall reduce the number of, or other units of, the Offered Securities specified in their respective Notices of Acceptance to an amount that shall be not less than the amount of the Offered Securities that each of Thermo and PIC elected to purchase pursuant to Section 4.02 multiplied by a fraction,
(i) the numerator of which shall be the amount of Offered Securities the Company actually proposes to sell, and (ii) the denominator of which shall be the amount of all Offered Securities. In such event, the Company may not sell or otherwise dispose of more than the reduced amount of the Offered Securities until such securities have again been offered to Thermo and PIC in accordance with Section 4.01.

           (c)  Closing.  Upon the closing, which shall include full payment to
                -------
the Company, of the sale to such other Person or Persons of all or less than all the Refused Securities, Thermo and PIC shall purchase from the Company, and the Company shall sell to Thermo and PIC, the number of Offered Securities specified in their respective Notices of Acceptance, as reduced pursuant to
Section 4.03(b), upon the terms and conditions specified in the Offer. The purchase by Thermo and PIC of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company, Thermo and PIC of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to Thermo, PIC and their counsel.

     4.04  Further Sale.  In each case, Offered Securities not purchased by
           ------------
Thermo, PIC or other Person or Persons in accordance with Section 4.03 may not be sold or otherwise disposed of until they are again offered to Thermo under the procedures specified in Sections 4.01, 4.02 and 4.03.

     4.05  Exceptions.  The rights of Thermo under this Article IV shall not
           ----------
apply to:

           (a) Common stock issued as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock, or

           (b) up to 120,000 shares of Common Stock, or options exercisable therefore, including options outstanding on the date of this Agreement (such number to be equitably adjusted in the event of any stock split, combination, reclassification or other similar event occurring on or after the date of this Agreement) issuable to current and future officers, employees, directors or consultants of the Company pursuant to any stock option plan or stock purchase plan approved by a vote of not less than a majority of the Board of Directors of the Company.

                                   ARTICLE V

                               EVENTS OF DEFAULT

     5.01  Events of Default.  If any of the following events ("Events of
           -----------------
Default") shall occur and be continuing seven days after delivery of notice (as described below) to the Company:

           (a) The Company shall fail to pay any installment of principal of any of the Notes when due; or

           (b) The Company shall fail to pay any interest on any of the Notes when due or shall default in the performance of any covenant contained in
Section 2.02 and such failure or default shall continue for seven (7) business days; or

           (c) The Company shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or the Note on its part to be performed or observed and any such failure remains unremedied for thirty (30) days after written notice thereof shall have been given to the Company by any registered holder of the Notes; or

           (d) The Company shall fail to pay any Indebtedness for borrowed money (other than as evidenced by the Notes) owing by the Company or any interest or premium thereon, when due (or, if permitted by the terms of the relevant document, within any applicable grace period), whether such Indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, or shall fail to perform any term, covenant or agreement on its part to be performed under any agreement or instrument (other than this Agreement or the Note) evidencing or securing or relating to any Indebtedness owing by the Company when required to be performed (or, if permitted by the terms of the relevant document, within any applicable grace period), if the effect of such failure to pay or perform is to accelerate, or to permit the holder or holders of such Indebtedness, or the trustee or trustees under any such agreement or instrument, to accelerate, the maturity of such Indebtedness, unless such failure to pay or perform shall be waived by the holder or holders of such Indebtedness or such trustee or trustees; or

           (e) The Company shall be involved in financial difficulties as evidenced (i) by its admitting in writing its inability to pay its debts generally as they become due (ii) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of its Board of Directors or other governing body, the commencement of such a voluntary case, (iii) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition, (iv) by the entry of an order for relief in any involuntary case commenced under said Title 11, (v) by its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief,
(vi) by the entry of an order by a court of competent jurisdiction (a) finding it to be bankrupt or insolvent, (b) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors or (c) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property or (vii) by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a Substantial part of its property; or

         (f) Any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Company and such judgment, writ or similar process shall not be released, vacated or fully bonded within ninety (90) days after its issue or levy; then, and in any such event, Thermo or any other holder of the Notes may, by notice to the Company, declare the entire unpaid principal amount of the Notes, all interest accrued and unpaid thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such accrued interest and all such amounts shall become and be forthwith due and payable (unless there shall have occurred an Event of Default under subsection 5.01(e) in which case all such amounts shall automatically become due and payable), without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company.

                                  ARTICLE VI

                       DEFINITIONS AND ACCOUNTING TERMS

     6.01  Certain Defined Terms.  As used in this Agreement, the following
           ----------------------
terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Debt Security" means and includes (i) any debt security of the Company that by its terms is convertible into or exchangeable for any equity security of the Company, (ii) any security of the Company that is a combination of debt and equity or (iii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such debt security of the Company.

     "Indebtedness" means all obligations, contingent and otherwise, which should, in accordance with generally accepted accounting principles consistently applied, be classified upon the obligor's balance sheet as liabilities, excluding any liabilities in respect of deferred federal or state income taxes, but in any event including, without limitation, liabilities secured by any mortgage on property owned or acquired subject to such mortgage, whether or not the liability secured thereby shall have been assumed, and also including, without limitation, (i) all guaranties, endorsements and other contingent obligations, in respect of Indebtedness of others, whether or not the same are or should be so reflected in said balance sheet, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (ii) the present value of any lease payments due under leases required to be capitalized in accordance with applicable Statements of Financial Accounting Standards, determined by discounting all such payment at the interest rate determined in accordance with applicable Statements of Financial Accounting Standards.

     "Other securities" shall mean any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) that the holders of the Note at any time shall be entitled to receive, or shall have received, on the conversion of the Note, in lieu of or in addition to Common Stock, or that at any time may be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Article III.

     "Permitted Assignee" shall mean with respect to either Thermo or PIC any person or entity directly or indirectly controlling, controlled by or under common control with such assigning person. For the purposes of this definition, "Control" shall mean the power and authority to direct the affairs of the entity in question through the direct or indirect ownership or control over not less than 50.1% of the such entities voting securities or equity.

     "Person" means an individual, corporation, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

     "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission (or of any other federal agency then administering the Securities Act) thereunder, all as the same shall be in effect at the time.

                                  ARTICLE VII

                                 MISCELLANEOUS

     7.01  No Waiver; Cumulative Remedies. No failure or delay on the part
           -------------------------------
Thermo or PIC, or any other holder of the Notes, in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     7.02  Amendments, Waivers and Consents. Any provision in this Agreement to
           --------------------------------
the contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein set forth may be omitted or waived, only upon the prior written consent of PIC and Thermo. Any provision of this Agreement or the Note notwithstanding, changes in or additions to the Note may be made, and compliance with any provision of the Note or this Agreement relating to the Note may be omitted or waived, only upon the prior written consent of holders of greater than 50% of the principal amount of the Notes; provided, however, that no such consent shall be effective to reduce or
       --------  -------
to postpone the date fixed for the payment of the principal (including any required redemption) or interest payable on any Note, without the consent of the holder thereof, or to reduce the percentage of the Notes the consent of the holders of which is required under this Section. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     7.03  Address for Notices, etc.  All notices, requests, demands and other
           ------------------------
communications provided for hereunder shall be in writing and mailed by means of certified mail (or other form of registered mail) or telegraphed or delivered to the applicable party at the addresses indicated below:

     If to the Company:

     Photoelectron Corporation
     580 Winter Street
     Waltham, MA 02254

     If to Thermo or PIC: at the address set forth opposite their respective names as set forth on Exhibit 1.02.
                      ------------
     If to any other holder of the Notes: at such holder's address for notice as set forth in the register maintained by the Company, or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other party complying as to delivery with the terms of this Section.

     7.04  Binding Effect; Assignment.  This Agreement shall be binding upon and
           --------------------------
inure to the benefit of the Company, PIC and Thermo and their respective successors and assigns, except that the Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Thermo and PIC obtained in accordance with Section 7.02 hereof and the rights and interests of Thermo and PIC, respectively, including any shares of Common Stock, Conversion

Shares or Notes shall be assignable without the consent of the Company to any Permitted Assignee.

        7.05  Prior Agreements.  This Agreement constitutes the entire agreement
              -----------------
between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof.

        7.06  Severability.  The invalidity or unenforceability of any provision
              -------------
hereof shall in no way affect the validity or enforceability of any other provision.

        7.07  Governing Law.  This Agreement and the Notes shall be governed by,
              --------------
and construed in accordance with, the laws of the Commonwealth of Massachusetts.

        7.08  Headings.  Article, Section and subsection headings in this
              ---------
agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

        7.09  Sealed Instrument.  This Agreement is deemed to be executed as an
              ------------------
instrument under seal.

        7.10  Counterparts.  This Agreement may be executed in any number of
              -------------
counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                           PHOTOELECTRON CORPORATION

                           By: /s/ Peter M. Nomikos
                               ------------------------------

                           THERMO ELECTRON CORPORATION

                           By: /s/ George N. Hatsopoulos
                              -------------------------------
                               Its:  PRESIDENT

                           PHOTOELECTRON INVESTMENTS CORPORATION OF
                           LIBERIA

                           By: /s/ Peter M. Nomikos
                               ------------------------------
                               Peter M. Nomikos, President

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT, AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, PLEDGED, MORTGAGED, HYPOTHECATED OR OTHERWISE TRANSFERRED (1) WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING THESE SECURITIES OR (2) UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                           PHOTOELECTRON CORPORATION

                         8% Subordinated Note Due 1997

No. -1                                Waltham, Massachusetts
                                      May __, 1990

     For value received, PHOTOELECTRON CORPORATION, a Massachusetts corporation (the "Company"), hereby promises to pay to ______________________ (hereinafter referred to as the "Payee"), or registered assigns, on May __, 1997, as described below, the principal sum of _________________ ($________) or such part thereof as then remains unpaid, to pay interest from the date hereof on the whole amount of said principal sum remaining from time to time unpaid at the rate of eight percent (8%) per annum, such interest to be payable on each November __ and May __, the first such payment to be due and payable on November __, 1990, until the whole amount of the principal hereof remaining unpaid shall become due and payable, and to pay interest on all overdue principal (including any overdue required redemption) and interest at a rate per annum equal to the prime or base lending rate of the First National Bank of Boston plus three
                                                                ----
percent (3%). Principal and all accrued but unpaid interest shall be repaid on May __, 1997. Principal and interest shall be payable in lawful money of the United States of America, in immediately available funds, at the principal office of the Payee or at such other place as the legal holder may designate from time to time in writing to the Company. Interest shall be computed on the basis of a 360-day year.

     This Note is issued pursuant to and is entitled to the benefits of a certain Subordinated Convertible Note Purchase Agreement dated as of May __, 1990, between the Company, Thermo Electron Corporation and Photoelectron Investments Corporation of Liberia identified therein (as the same may be amended from time to time, the "Agreement"), and each holder of this Note, by its acceptance hereof, agrees to be bound by the provisions of the Agreement, a copy of which may be inspected by the legal holder hereof at the principal office of the Company. As provided in the Agreement, (i) this Note is subject to prepayment as specified in the Agreement, (ii) the principal of and interest on this Note is subordinated to Senior Debt, as defined in the Agreement, and (iii) this Note is convertible into Common Stock of the Company in the manner set forth in the Agreement.

     As further provided in the Agreement, upon surrender of this Note for transfer or exchange, a new Note or new Notes of the same tenor dated the date to which interest has been paid on the surrendered Note and in an aggregate principal amount equal to the unpaid principal amount of the Note so surrendered will be issued to, and registered in the name of, the transferee or transferees. The Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes.

     In case any payment herein provided for shall not be paid when due, the Company further promises to pay all cost of collection, including all reasonable attorney's fees.

     This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and shall have the effect of a sealed instrument.

     The Company and all endorsers and guarantors of this Note hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

                                             PHOTOELECTRON CORPORATION


                                             By:
                                                 -----------------------------

                                             Title:
                                                    --------------------------

Attest:

---------------------------------

                                                                    Exhibit 1.02
                                                                    ------------

                                                         Principal Amount of
Purchaser                                                Notes Purchased
---------                                                -------------------


Thermo Electron Corporation                              $125,000
101 First Avenue
Waltham, MA 02254

Photoelectron Investments
  Corporation of Liberia                                 $175,000
     c/o Mr. Gordon Greer, Esq.
     Bingham, Dana & Gould
     150 Federal Street
     Boston, MA. 12110